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                                                                    EXHIBIT 99.1

                              PROXY CARD -- SIRROM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIRROM CAPITAL CORPORATION ("SIRROM") FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MONDAY, MARCH 22, 1999.

     The undersigned hereby appoints George M. Miller, II, and Carl W. Stratton, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown on this proxy at the Special Meeting of Shareholders of Sirrom, to be held on Monday, March 22, 1999, at The Westin Hermitage Hotel, 231 6th Avenue, Nashville, Tennessee, at 8:00 a.m., Central Time, and any adjournments thereof.

     (1) PROPOSAL TO APPROVE THE MERGER, THE AGREEMENT AND PLAN OF MERGER AS OF JANUARY 6, 1999 (THE "MERGER AGREEMENT") BY AND AMONG SIRROM, THE FINOVA GROUP INC. ("FINOVA") AND FINOVA NEWCO INC., A WHOLLY OWNED SUBSIDIARY OF FINOVA AND THE RELATED WITHDRAWAL OF SIRROM'S ELECTION TO BE TREATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT ACT OF 1940, AS AMENDED.

            [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

     (2) IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
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If no direction is made, this proxy will be voted FOR the Proposal to approve the Merger, the Merger Agreement and the related withdrawal of Sirrom's election to be treated as a business development company under the Investment Act of 1940, as amended.

                                                  Dated:
                                                 ------------------------------,
                                                  1999
                                                   Please sign here and return
                                                             promptly

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                    Signature, if held jointly

                                                  Please sign exactly as your
                                                  name appears at left. If
                                                  registered in the names of two
                                                  or more persons, each should
                                                  sign. Executors,
                                                  administrators, trustees,
                                                  guardians, attorneys, and
                                                  corporate officers should show
                                                  their full titles.

                                                  PLEASE MARK, SIGN, DATE, AND
                                                  RETURN THE PROXY CARD NO LATER
                                                  THAN MARCH 19, 1999 USING THE
                                                  ENCLOSED ENVELOPE.
                                                  ALTERNATIVELY, PLEASE FAX YOUR
                                                  EXECUTED PROXY CARD TO
                                                  MARIA-LISA CALDWELL AT (615)
                                                  726-1208.